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                                                                     EXHIBIT 3.1



                  SECOND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            JDA SOFTWARE GROUP, INC.,
                             a Delaware Corporation


                  JDA SOFTWARE GROUP, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

                  ONE:  The name of this Corporation is JDA SOFTWARE GROUP, INC.

                  TWO: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on the 14th day of March, 1995.

                  THREE: This Second Restated Certificate of Incorporation restates and integrates and also further amends the Certificate of Incorporation as heretofore in effect. This Second Restated Certificate of Incorporation has been adopted by the Board of Directors and shareholders of the Corporation in the manner and by the vote prescribed by Sections 242 and 245 of the General Corporation Law of the State of Delaware, and is as follows:


I

                  The name of this Corporation is JDA SOFTWARE GROUP, INC. (the "Corporation").


II

                  The address of the registered office of this Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.


III

                  The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.



IV
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                  This Corporation is authorized to issue two classes of stock to be designated, respectively, the "Preferred Stock" and the "Common Stock." The total number of shares of capital stock which this Corporation is authorized to issue is Twenty-Four Million Fifty Thousand Four (24,050,004) shares. Eighteen Million (18,000,000) shares shall be common stock, par value $0.01 per share (the "Common Stock"), and Six Million Fifty Thousand Four (6,050,004) shares shall be Preferred Stock, par value $1.00 per share (the "Preferred Stock").

                  The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Restated Certificate of Incorporation, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.


V

                  The rights, preferences, privileges, restrictions and other matters relating to the Common Stock are as follows:

                           (a) Dividends. If the Board of Directors shall elect
to declare dividends out of funds legally available therefor, such dividends shall be declared in equal amounts per share on all shares of Common Stock and Series A Preferred Stock then outstanding (on an as-converted to Common Stock basis).

                           (b) Liquidation Rights. In the event of any
liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, and after the payment of any preferential liquidating distribution, if any, to the holders of the Preferred Stock as provided in Article VI, any remaining assets shall be distributed ratably among the holders of this Corporation's Common Stock and Series A Preferred Stock (on an as-converted to Common Stock basis).

                           (c) Voting Rights. The holders of Common Stock voting
as a separate class, shall be entitled to elect two Directors. Such Directors shall be the two candidates receiving the highest number of affirmative votes (with each holder of Common Stock entitled to cast one vote for or against each candidate with respect to each share of Common Stock held by such holder) of the outstanding shares of Common Stock (the "Common Stock Director Designees") with votes cast against such candidates and votes withheld having no legal effect. The election of the two Common Stock Director Designees by the holders of the Common Stock shall occur at the annual meeting of holders of capital stock or at any special meeting of holders of Common Stock called by holders of a majority of the outstanding shares of Common Stock or by the written consent of all such holders. If a person elected by the holders of Common Stock
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should cease to be a Director for any reason, the vacancy shall only be filled by the vote or written consent of holders of a majority of the outstanding shares of Common Stock. The holder of each share of Common Stock shall be entitled to one vote for each such share as determined on the record date for the vote or consent of stockholders and shall vote together with the holders of the Preferred Stock upon any items submitted to a vote of stockholders except for the election of Directors (which shall be governed as otherwise specifically provided for herein) and those matters required by law to be submitted to a class vote. Upon the closing of the first sale of the Corporation's Common Stock pursuant to a firmly underwritten registered public offering, the foregoing provisions of this Section (c) of Article V shall no longer be effective and shall be null and void, and the holder of each share of Common Stock shall be entitled to one vote for each such share as determined on the record date for the vote or consent of stockholders.


VI

                  Two Million Eight Hundred Thousand (2,800,000) shares of the Preferred Stock are hereby designated "Series A Preferred Stock," and One Million Two Hundred Fifty Thousand Four (1,250,004) shares of the Preferred Stock are hereby designated "Series B Preferred Stock" with the rights, preferences and privileges specified herein.

                  The rights, preferences, privileges, restrictions and other matters relating to the Series A Preferred Stock and Series B Preferred Stock are as follows:

                  1. Dividends. If the Board of Directors shall elect to declare dividends out of funds legally available therefor, such dividends shall be declared in equal amounts per share on all shares of Common Stock and Series A Preferred Stock then outstanding (on an as-converted to Common Stock basis). No dividends shall accrue or be payable on any shares of Series B Preferred Stock.

2.                Liquidation Preference.

                  (a) In the event of any liquidation, dissolution or winding up of this Corporation, either voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of this Corporation to the holders of the Series A Preferred Stock and Common Stock by reason of their ownership thereof, an amount per each outstanding share of Series B Preferred Stock then held by such holders equal to the quotient obtained by dividing (i) the amount of $7,500,000 by (ii) the sum of (A) the number of outstanding shares of Series B Preferred Stock actually outstanding, plus (B) the number of shares of Series B Preferred Stock issuable upon conversion of all shares of Series A Preferred Stock then outstanding, plus (C) the number of shares of Series B Preferred Stock that were issuable upon conversion of that number of shares of Series A Preferred Stock, if any, that were previously redeemed by this Corporation pursuant to Section 3 of this Article VI, plus (D) the number of shares of Series B Preferred Stock, if any, that were previously redeemed by this Corporation pursuant to Section 3 of this Article VI. Such per share amount shall be adjusted for any dividends, subdivisions, combinations or reclassifications and the like with respect to the Series A Preferred Stock or Series B Preferred Stock. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B
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Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of this Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock. The Corporation's remaining assets, if any, shall then be distributed to the holders of the series A Preferred Stock, and the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of this Corporation to the holders of the Common Stock by reason of their ownership thereof, the amount of $5.35715 per share (the "Original Series A Issue Price") (adjusted for any dividends, subdivisions, combinations or reclassifications and the like with respect to such shares) for each share of Series A Preferred Stock then held by them, plus an amount equal to any declared but unpaid dividends, if any, on each such share of Series A Preferred Stock as provided in Section 1 of this Article VI. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire remaining assets and funds of this Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock. Any remaining assets shall then be distributed ratably among the holders of this Corporation's Common Stock and Series A Preferred Stock (on an as-converted to Common Stock basis).

                  (b) A consolidation or merger of this Corporation or a corporation affiliated with this Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of this Corporation in one or more related transactions, or the effectuation by this Corporation of a transaction or series of related transactions in which more than 50% of the voting power of this Corporation is disposed of (each, an "Acquisition Transaction") may, upon the election of the holders of either a majority of the then outstanding shares of Series A Preferred Stock or a majority of the then outstanding shares of Series B Preferred Stock, as applicable, but without any obligation to so do, be treated as (i) a liquidation, dissolution or winding up for purposes of this Section 2 of this
Article VI or may, upon the election of the holders of either a majority of the then outstanding shares of Series A Preferred Stock or a majority of the then outstanding shares of Series B Preferred Stock, as applicable, but without any obligation to so do, be treated as (ii) an event requiring a redemption pursuant to the provisions of Section 3(b)(i) of this Article VI.

                  (c) In the event this Corporation shall propose to take any action of the type described in subsection (a or (b) of this Section 2 of this Article VI, this Corporation shall, within ten (10) days after the date the Board of Directors approves such action or twenty (20) days prior to any stockholders' meeting called to approve such action, whichever is earlier, give each holder of shares of Preferred Stock written notice of the proposed action. Such written notice shall describe the material terms and conditions of such proposed action, including a description of the stock, cash and/or other property to be received by the holders of shares of the Preferred Stock upon consummation of the proposed action and the proposed date of delivery thereof. If any material change in the facts set forth in the notice shall occur, this Corporation shall promptly give written notice to each holder of shares of Preferred Stock of such material change.

                  (d) This Corporation shall not consummate any proposed action of the type described in subsection (a) or (b) of this Section 2 of this Article VI before the expiration of
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thirty (30) days after the mailing of the initial written notice or ten (10)
days after the mailing of any subsequent written notice, whichever is later; provided, however, that any such 30-day or 10-day period may be shortened upon the written consent of the holders of a majority of the outstanding shares of the Preferred Stock.

                  (e) If this Corporation shall propose to take any action of the type described in subsection (a) or (b) of this Section 2 of this Article VI which will involve the distribution of assets or properties other than cash, this Corporation shall promptly engage, at its expense, independent competent appraisers whose findings must be acceptable to the Preferred Stock Director Designee (as defined herein) and the two Common Stock Director Designees to determine the value of the assets or properties to be distributed to the holders of shares of the Preferred Stock and the Common Stock. This Corporation shall, upon receipt of such appraiser's valuation, give prompt written notice of the appraiser's valuation to each holder of shares of the Preferred Stock.

3.                Redemption.

                  (a) (i) This Corporation shall, solely at the option of the holders of at least a majority of the then outstanding shares of such series of Preferred Stock, upon receiving, (A) at any time prior to the fifth anniversary of the Original Issue Date (as defined in Section 5(c) of this Article VI), a written request for the redemption of Series A Preferred Stock signed by holders owning a majority of the then outstanding shares of Series A Preferred Stock, or a written request for the redemption of Series B Preferred Stock signed by the holders owning a majority of the then outstanding shares of Series B Preferred Stock, redeem in cash at the Series A Redemption Price or the series B Redemption Price (each as defined below), as applicable, or both on the fifth anniversary of the Original Issue Date a number of shares of each such series of Preferred Stock equal to 50% of the shares of such series of Preferred Stock that are outstanding on such date and on the sixth anniversary of the Original Issue Date the remaining number of shares of each such series of Preferred Stock that are outstanding on such date, or (B) at any time prior to the sixth anniversary of the Original Issue Date, a written request for the redemption of each or both such series of Preferred Stock signed by the holders owning a majority of the then outstanding shares of each such series redeem in cash at the Series A Redemption Price or the Series B Redemption Price, as applicable, on the sixth anniversary of the Original Issue Date all outstanding shares of each such series of Preferred Stock.

                           (i) This Corporation shall redeem each then
outstanding share of Series B Preferred Stock for the Series B Redemption Price no later than two business days after the date of the closing of any public offering of securities of this Corporation, at which time such Series B Preferred Stock shall be cancelled and retired.

                           (ii) Upon the receipt of a written redemption request
referenced in Section 3(a)(i) of this Article VI, this Corporation shall give written notice by mail, postage prepaid, to the holders of such series of Preferred Stock then outstanding to be redeemed that all shares of such series of Preferred Stock will be redeemed on such relevant redemption date as specified in Section 3(a)(i) of this Article VI. First, the price per each share of Series B Preferred Stock then held by such holders shall be equal to the quotient obtained by dividing (i) the amount of $7,500,000 by (ii) the sum of
(A) the number of shares of Series B Preferred Stock then
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outstanding, plus (B) the number of shares of Series B Preferred Stock issuable upon conversion of all shares of Series A Preferred Stock then outstanding, plus
(C) the number of shares of Series B Preferred Stock, if any, that were previously redeemed by this Corporation pursuant to this Section 3 of this
Article VI, plus (D) the number of shares of Series A Preferred Stock, if any, that were previously redeemed by this Corporation pursuant to this Section 3 of this Article VI (such quotient shall be referred to herein as the "Series B Redemption Price"). The Series B Redemption Price shall be adjusted for any dividends, subdivisions, combinations or reclassifications and the like with respect to the Series A Preferred Stock or Series B Preferred Stock. If upon the occurrence of such event, the assets and funds legally available therefor thus distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount for redemption, then the entire assets and funds of this Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock. Second, the Corporation's remaining assets, if any, legally available therefor shall then be distributed to the holders of the Series A Preferred Stock, and the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of this Corporation to the holders of the Common Stock by reason of their ownership thereof, the amount of $5.35715 per share (adjusted for any dividends, subdivisions, combinations or reclassifications and the like with respect to such shares) for each share of Series A Preferred Stock then held by them, plus an amount equal to any declared but unpaid dividends, if any, on each such share of Series A Preferred Stock as provided in Section 1 of this Article VI (the "Series A Redemption Price"). If upon the occurrence of such event, the assets and funds legally available therefor thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount for redemption, then the entire assets and funds of this Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock. The notice shall further call upon such holders to surrender to this Corporation on or before such applicable redemption date at the place designated in the notice such holder's certificate or certificates representing the shares to be redeemed and shall state that, if applicable, in lieu of redemption, a holder of Series A Preferred Stock may, prior to either such applicable redemption date, convert its Series A Preferred Stock into Common Stock and Series B Preferred Stock in accordance with Section 5 of this Article VI. On or after such applicable redemption date, each holder of shares of such series of Preferred Stock called for redemption shall surrender the certificate evidencing such shares to this Corporation, except that, in the case of the Series A Preferred Stock, such number of shares shall be reduced by the number of shares which have been converted into Common Stock and Series B Preferred Stock between the date of the written redemption request and such redemption date, at the place designated in such notice and shall thereupon be entitled to receive payment of the Series A Redemption Price or Series B Redemption Price, as applicable.

                  (b) (i) Upon the written request and at the sole option of either the holders of a majority of the then outstanding shares of Series A Preferred Stock or the holders of a majority of the then outstanding shares of Series B Preferred Stock received by this Corporation within twenty (20) days after the date of this Corporation's initial written notice specified in Section 2(d) of this Article VI with respect to an Acquisition Transaction, this Corporation shall redeem in cash all of the shares of each such series of Preferred Stock then outstanding effective on the closing date (the "Closing Date") of such Acquisition Transaction at the Series A Redemption Price or
Series B Redemption Price, as applicable.
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                           (i) Upon receipt of the written request referenced in
subsection 3(b)(i) of this Article VI, this Corporation shall give written notice by mail, postage prepaid, to the holders of such series of Preferred
Stock that all shares of such Series A Preferred Stock will be redeemed on the Closing Date at the Series A Redemption Price and that all shares of such Series B Preferred stock will be redeemed on the Closing Date at the Series B
Redemption Price. The notice shall further call upon such holders to surrender to this Corporation on or before the Closing Date at the place designated in the notice such holder's certificate or certificates representing the shares to be redeemed and shall state that, in lieu of redemption, a holder may, prior to the Closing Date, convert its Series A Preferred Stock into Common Stock and Series
B Preferred Stock in accordance with Section 5 of this Article VI. On or after the Closing Date, each holder of shares of such series of Preferred Stock called for redemption shall surrender the certificate evidencing such shares to this Corporation (or this Corporation's successor in interest), except that such number of shares shall be reduced by the number of shares of Series A Preferred Stock which have been converted into Common Stock and Series B Preferred Stock between the date of the written request of a majority of the holders of the then outstanding shares of such series of Preferred Stock and the Closing Date, at the place designated in each such notice and shall thereupon be entitled to receive payment of the Series A Redemption Price or Series B Redemption Price, as applicable.

                  (c) From and after the relevant redemption date, unless there shall have been a default in payment of the Series A Redemption Price or the Series B Redemption Price, as applicable, all rights of the holders with respect to such redeemed shares of Preferred Stock (except the right to receive on the Closing Date the Series A Redemption Price or the Series B Redemption Price, as applicable, with interest upon surrender of the stock certificates) shall cease and such shares shall not thereafter be transferred on the books of this Corporation or be deemed to be outstanding for any purpose whatsoever.

                  (d) If the funds of this Corporation legally available for redemption of shares of such Series A Preferred Stock or the Series B Preferred Stock, as applicable, on the relevant redemption date are insufficient to redeem the total number of shares of such series of Preferred Stock to be redeemed on such date, then the entire assets and funds of this Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock. The Corporation's remaining assets, if any, shall then be distributed to the holders of the Series A Preferred Stock, and the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of this Corporation to the holders of the Common Stock by reason of their ownership thereof, the Series A Redemption Price. The Corporation shall also require its subsidiaries, and each subsidiary shall have the obligation, to provide sufficient assets to the Corporation to fund such redemption obligation. The shares of such series of Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of this Corporation are legally available for the redemption of shares of such series of Preferred Stock, such funds will immediately be used to redeem the balance of the shares which this Corporation has become obligated to redeem on the relevant redemption date but which it has not redeemed.
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                  (e) Although this Corporation and its subsidiaries and the holders of each series of Preferred Stock expect this Corporation will have sufficient funds to effect each such redemption, if this Corporation lacks legally sufficient funds and assets at the time of request to effect the timely redemption of the shares of each series of Preferred Stock that are subject to redemption, then this Corporation shall pay, on each six-month anniversary following the first applicable redemption date and each subsequent six-month anniversary date until the overdue redemption payment is made in full, a dividend on the aggregate overdue redemption payment for each outstanding share of each series in an amount equal to the product of the aggregate overdue redemption payment from time to time outstanding during the six months preceding such six-month anniversary and the annualized rate of the greater of 10% or 3% over the "reference rate" of the Bank of America, NT & SA, from time to time in effect ("Prime Rate"), but in no event at a rate higher than that permitted by applicable law.

                  (f) On or prior to the relevant redemption date, this Corporation shall deposit with a bank or trust company in San Francisco, California having a capital and surplus of at least $100,000,000, as a trust fund, a sum equal to the aggregate Series A Redemption Price and Series B Redemption Price for all shares of such series of Preferred Stock called for redemption on such date and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay, on or after such redemption date, the Series A Redemption Price and Series B Redemption Price to the holders upon the surrender of their share certificates. From and after the date of such deposit, the shares so called for redemption shall be redeemed. The deposit shall constitute full payment of the shares to their holders, and from and after the date of the deposit, the shares shall be deemed to be no longer outstanding, all dividends with respect to such shares shall cease to accrue and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the right to receive form the bank or trust company payment of the Series A Redemption Price and Series B Redemption Price of the shares, without interest, upon surrender of their certificates therefor, and the right to convert such shares as provided for herein.

         4.       Voting Rights.

                  (a) The holders of outstanding shares of Series A Preferred Stock and outstanding shares of Series B Preferred Stock, voting together as a separate class, shall be entitled to elect one Director. Such Director shall be the candidate receiving the highest number of affirmative votes (with each holder of Series A Preferred Stock entitled to cast one vote for or against each candidate with respect to each share of Series A Preferred Stock held by sc holder and with each holder of Series B Preferred Stock entitled to cast that number of votes for or against each candidate with respect to each share of Series B Preferred Stock held by each holder as set forth below) of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock (the "Preferred Stock Director Designee") with votes cast against such candidate and votes withheld having no legal effect. The election of a Director by the holders of the Series A Preferred Stock and Series B Preferred Stock shall occur at the annual meeting of holders of capital stock or at any special meeting of holders of Series A Preferred Stock and Series B Preferred Stock called by holders of a majority of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock or by the written consent of all such holders. If a person elected by the holders of Series A Preferred Stock and Series B Preferred Stock should cease to be a Director for any reason, the vacancy shall only be filled by the vote or written consent of holders of a majority of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a separate class as specified above. The holder of each share of Series A Preferred Stock shall be entitled to that number of votes equal to (i) the sum of the number of shares of Common Stock into which such share of Series A Preferred Stock could be converted on the record date for the vote or consent of stockholders plus (ii) the product of the number of shares (or fraction thereof) of Series B Preferred Stock into which such share of Series A Preferred Stock could be converted on the record date for the vote or consent of stockholders multiplied by the number of votes that each share of Series B Preferred Stock is entitled to at such time (as set forth below in Section 4(b) of this Article VII), and shall vote with holders of the Common Stock upon any matter submitted to a vote of stockholders, except for the election of Directors (which shall be governed as otherwise specifically provided for herein) and those matters otherwise set forth herein or required by law to be submitted to a class vote.

                  (b) Each holder of Series B Preferred Stock shall be entitled to the number of votes equal to one multiplied by the quotient obtained by dividing the Original Series A Issue Price (as defined in Section 2(a) of
Article VI) by the Series A Conversion Price (as defined in Section 5(a) of
Article VI) that would be applicable to a share of Series A Preferred Stock that was being converted on the record date for the vote or consent of stockholders (as adjusted for any dividends, subdivisions, combinations, or reclassifications with respect to such shares), and shall vote with the holders of the Series A Preferred Stock, if any, as set forth in Section 4(a) of this Article VI upon any matter submitted to a vote of stockholders.

         5. Conversion. The holders of the Series B Preferred Stock shall have no conversion rights. The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                  (a)      Right to Convert.

                           (i) Each share of Series A Preferred Stock shall be
convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of this Corporation or any transfer agent for such shares, into (A) such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Series A Issue Price by the Series A Conversion Price applicable to such share, determined as hereafter provided, in effect on the date the certificate is surrendered for conversion (as adjusted for any dividends, splits, subdivisions, combinations, reclassifications and the like) and (B) 0.44643 fully paid and nonassessable shares of Series B Preferred Stock. The initial Series A Conversion Price shall equal the Original Series A Issue Price. The Series A Conversion Price shall be subject to adjustment from time to time as provided below.

                           (ii) (1) Each share of Series A Preferred Stock shall
automatically be converted into such number of shares of Common Stock at the then effective Series A Conversion Price and such number of shares of Series B Preferred Stock as determined in Section 5(a)(i) of this Article VI immediately upon the closing of an underwritten public offering covering this Corporation's Common Stock at a minimum offering price of $10.7143 per share (as adjusted for stock splits, stock dividends, subdivisions, combinations, reclassifications and the like) and in which this Corporation receives $15,000,000 or more in net proceeds after deduction of expenses relating to such offering; or

                                    (1) upon this Corporation's receipt of the
written consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock to the conversion of all then outstanding Series A Preferred Stock under this Section 5(a)(ii) of this Article VI.

                           (iii) No fractional shares of Common Stock shall be
issued upon conversion of Series A Preferred Stock. Any fractional share of Common Stock (based on the aggregate number of shares of Series A Preferred Stock the holder is converting at the time) shall be redeemed for the then effective Series A Conversion Price, payable as promptly as possible, whenever funds are legally available therefor.

                  (b) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock and Series B Preferred Stock, it shall surrender the certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to this Corporation at such office that it elects to convert the same. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock certificates for the number of shares of Common Stock and Series B Preferred Stock to which it shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock and Series B Preferred Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock and Series B Preferred Stock on such date. If the conversion is in connection with an underwritten offering of securities pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering shares of Series A Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock and Series B Preferred Stock upon conversion of the Series A Preferred Stock shall not be deemed to have converted such Series A Preferred Stock until immediately prior to the closing of such sale of securities, and upon such conversion of the Series A Preferred Stock, all shares of Series A Preferred Stock shall be cancelled and retired.

                  (c)      Adjustments to Conversion Price for Diluting Issues.

                           (i) Special Definitions. For purposes of this Section
5(c), the following definitions shall apply: (1) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities; (2) "Original Issue Date" shall mean the date on which this Corporation first issues shares of Series A Preferred Stock;
(3) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities convertible or exercisable into or exchangeable for Common Stock; (4) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 5(c)(iii), deemed to be issued) by this Corporation after the Original Issue Date, other than shares of Common Stock issues or issuable at any time (A) upon conversion of the Series A Preferred Stock outstanding at any time, (B) to service providers of this Corporation or any of its subsidiaries pursuant to an incentive equity ownership program approved by the Board of Directors (including the approval of the Preferred Stock Director-Designee) up to a maximum of 1,350,000 shares of Common Stock or rights or options to purchase Common Stock (as adjusted for stock splits, stock dividends, reorganizations and the like) and (C) shares issued in circumstances where the provisions of Section 5(c)(vii) apply.

                  (ii) No Adjustment of Conversion Price. No adjustment in the Series A Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section 5(c)(vi) hereof) for an Additional Share of Common Stock issued or deemed to be issued by this Corporation is less than the Series A Conversion Price in effect immediately prior to such issue.

                  (iii) Deemed Issue of Additional Shares of Common Stock; Options and Convertible Securities. In the event this Corporation at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities (other than those options and option shares set forth in Section 5(c)(i)(4)(B) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for an antidilution adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion, exercise or exchange of such Convertible Securities and Options, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                           (1) no further adjustment in the Series A Conversion
Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion, exercise or exchange of such Convertible Securities;

                           (2) if such Options or Convertible Securities by
their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to this Corporation, or decrease in the number of shares of Common Stock issuable, upon the conversion, exercise or exchange thereof, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease insofar as it affects such Options or the rights of conversion, exercise or exchange under such Convertible Securities;

                           (3) upon the expiration of any such Options or any
rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series A Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                    (A) in the case of Convertible Securities or
Options for Common Stock, the only Additional Shares of Common Stock issued were shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by this Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by this Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by this Corporation upon such conversion or exchange, and

                                    (B) in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by this Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by this Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by this Corporation upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                           (4) no readjustment pursuant to clause (2) or (3)
above shall have the effect of increasing the Series A Conversion Price to an amount which exceeds the lower of (i) the Series A Conversion Price on the original adjustment date, or (ii) the Series A Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date; and

                           (5) in the case of any Options which expire by their
terms not more than 30 days after the date of issue thereof, no adjustment of the Series A Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (3) above.

                  (iv) Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event this Corporation shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5(c)(iii) without consideration or for a consideration per share less than the Series A Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series A Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by this Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series A Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued; provided that immediately after any Additional Shares of Common Stock are deemed issued pursuant to Section 5(c)(iii), such Additional Shares of Common Stock shall be deemed to be outstanding.

                  (v) Determination of Consideration. For purposes of this
Section 5(c), the consideration received by this Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                           (1) Cash and Property: Such consideration shall:

                                    (A) insofar as it consists of cash, be
computed at the aggregate amount of cash received by this Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                                    (B) insofar as it consists of property other
than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors (including the vote of the Preferred Stock Director-Designee); and

                                    (C) in the event Additional Shares of Common
Stock are issued together with the other shares or securities or other assets of this Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (A) and (B) above, as determined in good faith by the Board of Directors.

                           (2) Options and Convertible Securities. The
consideration per share received by this Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5(c)(iii), relating to Options and Convertible Securities, shall be determined by dividing

                                    (x) the total amount, if any, received or
receivable by this Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to this Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                                    (y) the maximum number of shares of Common
Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                           (vi) Adjustments for Stock Dividends, Subdivisions,
Combinations or Consolidation of Common Stock. In the event of a dividend on shares of Common Stock paid in shares of Common Stock or in the event the outstanding shares of Common Stock shall be subdivided (by stock split or otherwise), into a greater number of shares, the Series A Conversion Price then in effect shall, concurrently with the record date of such stock dividend or the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common , the Series A Conversion Price then in effect shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

                           (vii) Adjustments for Other Distributions. In the
event this Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities of this

Corporation other than shares of Common Stock, then and in each such event provisions shall be made so that the holders of Series A Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of this Corporation which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this
Section 5 with respect to the rights of the holders of the Series A Preferred Stock.

                           (viii) Adjustments for Reorganization,
Reclassification, Exchange and Subdivision. If the shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock or other securities or property whether by reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), the Series A Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series A Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock or securities or other property equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Preferred Stock immediately before such event; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Series A Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

                  (d) No Impairment. This Corporation and each subsidiary will not, by amendment of its Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation and each subsidiary but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

                  (e) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price pursuant to this
Section 5, this Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and Series B Preferred Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred Stock.

                  (f) Notices of Record Date. In the event that this Corporation shall propose at any time:

                           (i) to declare any dividend or distribution upon its
Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

                           (ii) to offer for subscription pro rata to the
holders of any class or series of its stock any additional shares of stock of any class or series or other rights;

                           (iii) to effect any reclassification or
recapitalization of its Common Stock outstanding involving a change in the Common Stock; or

                           (iv) to merge or consolidate with or into any other
corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up, then, in connection with each such event, this Corporation shall send to the holders of the Series A Preferred
Stock:

                                    (1) at least 20 days' prior written notice
of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (ii) and (iv) above; and

                                    (2) in the case of the matters referred to
in (iii) and (iv) above, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

                  Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of Series A Preferred Stock at the address for each such holder as shown on the books of this Corporation.

                  (g) Reservation of Stock Issuable Upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock and Series B Preferred Stock solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock such number of its shares of Common Stock and Series B Preferred Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock and Series B Preferred Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, this Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock and Series B Preferred Stock to such number of shares as shall be sufficient for such purpose.

                           (h) Notices. Any notices required by the provisions
of this Section 5 to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this Corporation.

                  6. Protective Provisions. Neither this Corporation nor any subsidiary will, without first obtaining the approval (by vote or written consent) of the holders of at least a majority of the total number of shares of Preferred Stock then outstanding:

                           (a) Amend this Restated Certificate of Incorporation
to alter or change the rights, preferences or privileges of, or increase the authorized number of shares of, any series of Preferred Stock or amend this Corporation's Bylaws or amend any subsidiary's charter documents (which shall include the articles or certificate of incorporation or association and bylaws and like instruments); or

                           (b) Authorize, create or issue shares of any class or
series of stock having any rights, preferences and privileges on a parity with or superior to any such rights, preferences and privileges of any series of Preferred Stock; or

                           (c) Reclassify or recapitalize any outstanding shares
of securities into shares having rights, preferences or privileges on a parity with or superior to any such rights, preferences and privileges of any series of Preferred Stock; or

                           (d) Agree to merge or consolidate this Corporation or
any affiliated corporation with or into any other corporation, or sell, transfer, or lease all or substantially all of the assets or stock of this Corporation or sell, transfer or lease all or a substantial portion of the assets or stock of any subsidiary or liquidate, dissolve or windup this Corporation or any subsidiary, each in one or more related transactions; provided however that the approval of such holders of Preferred Stock pursuant to this Section 6(d) shall not be required if (i) the proposed merger or asset purchase is valued by a bona fide third party offeror in excess of $108 million and (ii) the offer consists of cash and/or unrestricted equity securities of a corporation whose common stock actively trades on the New York Stock Exchange or the Nasdaq National Market; or

                           (e) Declare and pay a dividend or other distribution
or repurchase or redeem any shares of capital stock, except for the original purchase price thereof upon an employee termination pursuant to a pre-existing agreement; provided however that the approval of such holders of Preferred Stock pursuant to this Section 6(e) shall not be required if (i) the declaration and payment of dividends, distributions, repurchases or redemptions is effected after December 31, 1996 and (ii) any such payment does not cause the Corporation's then existing consolidated net cash balances (exclusive of cash generated through any borrowings) to be less than an amount equal to the Corporation's total expenses (as such term is defined in the Corporation's internally-prepared financial statements) for the six-month period immediately preceding the date of any such payment. Notwithstanding the foregoing in this
Section 6(e), without the consent of such holders of Preferred Stock, neither the Corporation nor any subsidiary shall declare and pay any dividend or other distribution or repurchase or redeem shares of capital stock if any such corporation shall be in default or shall appear to be in default under any instrument governing then existing indebtedness or the redemption obligation set forth in this Restated Certificate of Incorporation.

                  7. No Reissuance of Preferred Stock. No share or shares of Preferred Stock actually and legally acquired by this Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue, provided this Corporation complies with the terms of this Restated Certificate of Incorporation.


VII

                  The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

                           (a) The business and affairs of the Corporation shall
be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

                           (b) The directors of the Corporation need not be
elected by written ballot unless the Bylaws so provide.

                           (c) On and after the closing date of the first sale
of the Corporation's Common Stock pursuant to a firmly underwritten registered public offering (the "IPO"), any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Prior to the IPO, unless otherwise provided by law, any action which may otherwise be taken at any meeting of the stockholders may be taken without a meeting and without prior notice, if a written consent describing such actions is signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

                           (d) Upon the closing of the IPO, special meetings of
stockholders of the Corporation may be called only (1) by the Board of Directors pursuant to a resolution adopted by at least one-third of the total number of directors then in office or (2) by the Corporation's President or Chief Executive Officer.

VIII

                           (1) The number of directors shall be set at four (4)
and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). Upon the closing of the IPO, the directors shall be divided into three classes with the term of office of the first class (Class I) to expire at the first annual meeting of the stockholders following the IPO; the term of office of the second class (Class II) to expire at the second annual meeting of stockholders held following the IPO; the term of office of the third class (Class III) to expire at the third annual meeting of stockholders; and thereafter for each such term to expire at each third succeeding annual meeting of stockholders after such election. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

                           (2) Upon the closing of the IPO, subject to the
rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (other than removal from office by a vote of the stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

                           (3) Subject to the rights of the holders of any
series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by a majority of the directors then in office, though less than a quorum. Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

                                   ARTICLE IX

                  Prior to the closing of the IPO, the Bylaws of the Corporation shall be amended as provided in the Bylaws. Upon the closing of the IPO, the provisions of this Article IX shall apply. The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the Board of Directors shall require the approval of at least two-thirds (2/3) of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

                                    ARTICLE X

                  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                  If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                  Any repeal or modification of the foregoing provisions of this
Article X by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE XI

                  The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that upon the closing of the IPO, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article XI, Article VII, Article VIII, Article IX or Article X.

                  IN WITNESS WHEREOF, JDA SOFTWARE GROUP, INC. has caused this Second Restated Certificate of Incorporation to be signed by its President and attested to by its Secretary this 25th day of January, 1996.

                                        JDA SOFTWARE GROUP, INC.



                                        By: /s/ Frederick M. Pakis
                                            --------------------------
                                            Frederick M. Pakis, President

ATTEST

By: /s/ Thomas M. Proud
    ----------------------------------
    Thomas M. Proud, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                  SECOND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            JDA SOFTWARE GROUP, INC.



         JDA Software Group, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") hereby certifies as follows:


         FIRST: The amendment to the Corporation's Second Restated Certificate of Incorporation set forth below was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


         SECOND: Article IV of the Corporation's Second Restated Certificate of Incorporation is amended to read in its entirety as follows:


                                   ARTICLE IV


         This Corporation is authorized to issue two classes of stock to be designated, respectively, the "Preferred Stock" and the "Common Stock." The total number of shares of capital stock which this Corporation is authorized to issue is Fifty-Six Million Fifty Thousand Four (56,050,004) shares. Fifty Million (50,000,000) shares shall be common stock, par value $0.01 per share (the "Common Stock"), and Six Million Fifty Thousand Four (6,050,004) shares shall be preferred stock, par value $1.00 per share (the "Preferred Stock").


         The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Restated Certificate of Incorporation, to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series."


         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Second Restated Certificate of Incorporation to be signed and attested by its duly authorized officer this 12th day of June, 1998.




                                    By: /s/ Brent W. Lipman
                                        ----------------------------------------
                                        Brent W. Lipman, Chief Executive Officer